UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2025
(Date of earliest event reported)
FRANKLIN BSP REAL ESTATE DEBT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56705	99-3480205
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Avenue, Suite 1600 New York, New York	10010

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number including area code) 212-588-6770
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 3.02    Unregistered Sales of Equity Securities.
In connection with Franklin BSP Real Estate Debt, Inc.’s (the “Company”) continuous private offering, on October 1, 2025, the Company sold an aggregate of 490,618.74 shares of its Class G common stock, par value $0.001 per share (the “Class G Common Stock”), its Class G-D common stock, par value $0.001 per share (the “Class G-D Common Stock”), and its Class G-S common stock, par value $0.001 per share (the "Class G-S Common Stock" and together with the Class G Common Stock and the Class G-D Common Stock, the “Shares”), at a price per Share detailed below plus applicable upfront selling commissions and placement fees. The offer and sale of the Shares was exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) and Regulation D thereunder.
The following table details the Shares sold:

Title of Securities	Price per Share	Number of Shares Sold	Aggregate Consideration (1)
Class G Common Stock	$25.21	181,581.05	$4,577,658
Class G-D Common Stock	$25.05	129,241.52	$3,237,500
Class G-S Common Stock	$25.02	179,796.17	$4,535,175
		490,618.74	$12,350,333
(1)Includes upfront selling commissions and placement fees of $36,675 for the Class G-S Common Stock.
Upon or immediately prior to the occurrence of certain events, including liquidation, dissolution or winding up of the Company or listing of the Company’s shares on a national securities exchange, the shares of Class G Common Stock will automatically convert into a number of shares of class I common stock, par value $0.001 per share (“Class I Common Stock”), with an equivalent net asset value (“NAV”). In addition, the Company may convert shares of Class G Common Stock held by a stockholder into an equal number of shares of Class F common stock, par value $0.001 per share (“Class F Common Stock”), provided that no such stockholder would own more than 4.99% of the aggregate Class F Common Stock, Class F-D common stock, par value $0.001 per share (“Class F-D Common Stock”), and Class F-S common stock, par value $0.001 per share (“Class F-S Common Stock”), of the Company outstanding following such conversion.
Upon or immediately prior to the occurrence of certain events, including liquidation, dissolution or winding up of the Company or listing of the Company’s shares on a national securities exchange, the shares of Class G-D Common Stock will automatically convert into a number of shares of Class I Common Stock with an equivalent NAV. In addition, the Company may convert shares of Class G-D Common Stock held by a stockholder into an equal number of shares of Class F-D Common Stock, provided that no such stockholder would own more than 4.99% of the aggregate Class F Common Stock, Class F-S Common Stock and Class F-D Common stock outstanding following such conversion.
Upon or immediately prior to the occurrence of certain events, including liquidation, dissolution or winding up of the Company or listing of the Company’s shares on a national securities exchange, the shares of Class G-S Common Stock will automatically convert into a number of shares of Class I Common Stock with an equivalent NAV. In addition, the Company may convert shares of Class G-S Common Stock held by a stockholder into an equal number of shares of Class F-S Common Stock, provided that no such stockholder would own more than 4.99% of the aggregate Class F Common Stock, Class F-S Common Stock and Class F-D Common stock outstanding following such conversion.
Upon or immediately prior to the occurrence of certain events, including liquidation, dissolution or winding up of the Company or listing of the Company’s shares on a national securities exchange, the shares of Class E Common Stock will automatically convert into a number of shares of Class I Common Stock with an equivalent NAV.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin BSP Real Estate Debt, Inc.

By:	/s/ Jerome S. Baglien
Name: Jerome S. Baglien
Title: Chief Financial Officer, Chief Operating Officer and Treasurer

Date: October 3, 2025